UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2018

VITAL THERAPIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15010 Avenue of Science, Suite 200 San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (858) 673-6840
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously announced, Russell J. Cox, Chief Executive officer of Vital Therapies, Inc., is presenting today at the Jefferies 2018 Global Healthcare Conference on Friday, June 8, 2018 at 8:30 AM Eastern in New York City. A copy of the presentation to be made, including a slide updating the expected timing for our plans to raise additional capital, will be made available on the Vital Therapies’ website. Such slide is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this current report shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, whether filed before or after the date hereof regardless of any general incorporation language in any such filing, unless the registrant expressly sets forth in such filing that such information is to be considered "filed" or incorporated by reference therein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Slide from presentation dated June 8, 2018

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL THERAPIES, INC.

By: /s/ Michael V. Swanson
Michael V. Swanson Chief Financial Officer
Date: June 8, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide from presentation dated June 8, 2018